UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2009

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)


       Nevada                       000-49735                   87-0642947
   (State or other           (Commission File Number)       (I.R.S. Employer
    jurisdiction of                                        Identification No.)
    incorporation
   or organization)

           570 Del Rey Avenue                                     94085
         Sunnyvale, California
(Address of principal executive offices)                        (Zip Code)

                                  408-636-1020
              (Registrant's telephone number, including area code)
                                 Not Applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

      On June 30, 2009, Intraop Medical Corporation (the "Company") entered into an amendment to the Debenture Purchase Agreement (the "Purchase Agreement"), dated as of September 30, 2008 and amended as of April 9, 2009, with Lacuna Venture Fund LLLP and Lacuna Hedge Fund LLLP (together, "Lacuna"), E.U. Capital Venture, Inc. ("E.U. Capital"), Encyclopedia Equipment LLC ("Encyclopedia"), VMG Holdings II, LLC ("VMG") and Rawleigh Ralls (collectively, the "Debenture Purchasers") to increase the aggregate principal amount of its 10% Senior Secured Debentures (the "Debentures") that the Company may issue under the Purchase Agreement by $1,500,000. In connection with this amendment, the Company issued Debentures under the Purchase Agreement in an aggregate principal amount of $100,000 to Lacuna, resulting in $1,400,000 aggregate principal amount of Debentures remaining available for issuance by the Company under the Purchase Agreement. The proceeds from the sale of these additional Debentures will be used for working capital and other general corporate purposes. Including the new issuance to Lacuna described above, an aggregate of $3,600,000 principal amount of Debentures has been issued to the Debenture Purchasers as follows: $2,400,000 aggregate principal amount to Lacuna; $250,000 aggregate principal amount to Mr. Ralls; $250,000 aggregate principal amount to Encyclopedia; $200,000 aggregate principal amount to VMG; and $500,000 aggregate principal amount to E.U. Capital.

      In connection with the amendment to the Purchase Agreement, the Company and the Debenture Purchasers also agreed to amend the form of each of the previously issued Debentures and each additional Debenture to be issued under the Purchase Agreement in the future (including the additional Debentures issued to Lacuna described above) in order to extend the maturity date of such notes from June 30, 2009 to December 31, 2009. As amended, the Debentures pay interest at the rate of 10% per annum, payable monthly in arrears. All outstanding principal and any accrued but unpaid interest is payable in full on the earlier of (i) December 31, 2009 or (ii) the date the Company closes an issuance, or series of issuances, of promissory notes convertible into shares of its Common Stock with gross aggregate proceeds received by the Company of not less than $6,000,000 (other than pursuant to the Purchase Agreement). In the event that
(i) the Company closes an issuance, or series of issuances, of shares of its Preferred Stock (the "New Securities") with gross aggregate proceeds received by the Company of not less than $1,000,000 (a "Qualified Financing") and (ii) the Debentures have not been paid in full, then the entire outstanding principal balance and all accrued but unpaid interest thereon shall convert at the option of the holder into shares of the New Securities at a conversion price equal to the price per share paid by the investors purchasing the New Securities on the same terms and conditions as given to such investors. Upon the occurrence of certain events of default, the full principal amount of the Debentures, together with all accrued but unpaid interest and late fees thereon, becomes immediately due and payable.

      Concurrently with the issuance of the additional Debentures to Lacuna as described above, the Company issued warrants to purchase an aggregate of
2,678,571 shares of its Common Stock to Lacuna, which includes 1,785,714 warrants issuable to Lacuna in connection with the purchase of $200,000 aggregate principal amount of Debentures in May 2009. In connection with the first amendment to the Purchase Agreement on April 9, 2009 and subsequent issuances of Debentures, the Company has issued warrants to purchase an aggregate of 32,142,857 shares of its Common Stock to the Debenture Purchasers. These warrants have a five-year term, subject to early termination upon the occurrence of certain events, and an exercise price of $0.028 per share. Pursuant to the Purchase Agreement, the Company may be obligated to issue warrants to purchase up to an additional 12,500,000 shares of its Common Stock to the purchasers of the remaining Debentures that are available for issuance under the Purchase Agreement. Each of these warrants is in the form filed as
Exhibit 10.54 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 13, 2009.

      In addition, concurrently with the transactions described above, the Company also agreed to lower the exercise price of warrants to purchase an aggregate of 2,433,515 shares of the Company's Common Stock held by E.U. Capital to $0.028 per share, subject to adjustment as provided in such warrants. Such warrants previously had exercise prices of $0.08 or $0.065 per share.

      The obligations of the Company in respect of the Debentures are secured by a lien on substantially all of the Company assets (subject to certain other permitted liens) pursuant to the terms of a security agreement among the Company and the holders of such Debentures.

      Lacuna is an investor in the Company. Since entering into that certain Common Stock and Warrant Purchase Agreement, dated August 17, 2007, Lacuna has acquired, in a series of transactions, approximately 34% of the Company's total outstanding Common Stock, for an aggregate purchase price of approximately $4,075,000. In addition, Lacuna and certain of its affiliates are a party to a rights agreement, dated August 17, 2007, as amended on August 27, 2007, by and among the Company and certain investors named therein, which grants the investors certain registration rights and rights to participate in subsequent offerings.

      Rawleigh Ralls is a director of the Company and a managing director of Lacuna's parent entity. J.K. Hullett and Wink Jones, who serve as officers of the Company, are also managing directors of Lacuna's parent entity.

      Oliver Janssen is a director of the Company and a member of Encyclopedia. Mr. Janssen is a stockholder of the Company and an affiliate of Mr. Janssen holds a warrant to purchase 9,530,732 shares of the Company's Common Stock. Mr. Janssen and such affiliate are also a party to the rights agreement described above.

      The Company has entered into a revolving, $6,000,000, combined inventory and factoring agreement, or product financing arrangement, under which the Company pledged as collateral certain of our inventory and receivables, with E.U. Capital. E.U. Capital is also a stockholder of the Company and a party to the rights agreement described above.

      Greg Koonsman is a director of the Company and a member and founder of VMG. Since entering into the common stock purchase agreement described above, VMG has acquired, in a series of transactions, approximately 7% of the Company's total outstanding Common Stock, for an aggregate purchase price of approximately $1,060,000. VMG is also a party to the rights agreement described above.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

      The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. The Company believes that each of the holders of the Debentures and the warrants described above are "accredited investors," and the issuance of such securities is therefore being made pursuant to Regulation D promulgated under the Securities Act of 1933, as amended.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      INTRAOP MEDICAL CORPORATION

Dated:  July 2, 2009                  By:  /s/ John Powers
                                           -------------------------------------
                                           John Powers
                                           President and Chief Executive Officer